EXHIBIT 99

Hurricane Katrina: U.S. Army Corps of Engineers Increases Aduddell Contract to $60,000,000.00

Tuesday September 20, 10:20 am ET

OKLAHOMA  CITY--(BUSINESS  WIRE)--Sept.  20,  2005--Zenex  International,   Inc.
(OTCBB:ZENX - News) & Aduddell Roofing:

Joint venture partners Aduddell Roofing & Waterproofing, Inc. and Carothers Construction, Inc. have received a modification by the U.S. Army Corps of Engineers to increase their Contract Amount to $60,000,000.00.

Aduddell has been mobilized and working since September 8, 2005 in the Mississippi Counties of Pearl River, Hancock, Harrison and Jackson. Aduddell has already exceeded more than 80% of the first two task orders totaling $20,000,000.00.

Mr. Ron Carte, CEO of Zenex International, Inc., states, "The widespread damage caused by Hurricane Katrina has required Aduddell Roofing to increase their workforce because of anticipated growth in the core business of Commercial Roofing and Waterproofing. We are optimistic about the outlook and potential for future growth of the company."

Safe Harbor -- This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

______________________

Contact:
     Zenex International, Inc., Oklahoma City
     Ron Carte, 405-692-2300
     roncarte@aduddell.com